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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 3

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 27, 2002

EXCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Texas (State of incorporation)	0-9204 (Commission File No.)	74-1492779 (IRS Employer Identification No.)
6500 Greenville Avenue Suite 600, LB 17 Dallas, Texas (Address of principal executive offices)		75206 (Zip Code)
Registrant's telephone number, including area code: (214) 368-2084

        On December 31, 2002, EXCO Resources, Inc. ("EXCO") filed a Form 8-K dated December 27, 2002 reporting that EXCO had issued a press release announcing that the Special Committee of EXCO's Board of Directors had received a revised proposal for the acquisition of EXCO by the management group led by EXCO's Chairman and Chief Executive Officer, Douglas H. Miller. On January 28, 2003, EXCO filed a Form 8-K/A amending the Form 8-K filed on December 31, 2002 to reflect the issuance of a press release by EXCO announcing the extension of the financing commitment to fund the management group's proposed acquisition of EXCO. On March 3, 2003, EXCO filed a Form 8-K/A amending the Form 8-K/A filed on January 28, 2003 to reflect the issuance of a press release by EXCO announcing another extension of the financing commitment to fund the management group's proposed acquisition of EXCO. This Form 8-K/A amends the Form 8-K/A filed on March 3, 2003 to reflect the issuance of a press release by EXCO announcing the execution of an Agreement and Plan of Merger among EXCO, EXCO Holdings Inc., a Delaware corporation ("EXCO Holdings"), and ER Acquisition, Inc., a Texas corporation and wholly owned subsidiary of EXCO Holdings ("ER Acquisition").

Item 5. Other Events

        On March 12, 2003, EXCO issued a press release announcing that it had entered into an Agreement and Plan of Merger with EXCO Holdings and ER Acquisition providing for the merger of ER Acquisition with and into EXCO, with EXCO as the surviving corporation of the merger and a wholly owned subsidiary of EXCO Holdings.

Item 7. Financial Statements and Exhibits

  (a)
  Financial Statements.

      Not applicable.

  (b)
  Pro Forma Financial Information.

      Not applicable.

  (c)
  Exhibits.

Number	Document
99.1	Press Release dated March 12, 2003 issued by EXCO Resources, Inc.
99.2	Agreement and Plan of Merger, dated as of March 12, 2003, among EXCO Resources, Inc., EXCO Holdings Inc. and ER Acquisition, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.
Dated: March 12, 2003	By:	/s/ J. DOUGLAS RAMSEY Name: J. Douglas Ramsey, Ph.D. Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 12, 2003 issued by EXCO Resources, Inc.
99.2	Agreement and Plan of Merger, dated as of March 12, 2003, among EXCO Resources, Inc., EXCO Holdings Inc. and ER Acquisition, Inc.

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX